Exhibit 99.1

Ener-Core Issues Letter to Shareholders
- Business on Clear Path to Build Shareholder Value -

IRVINE, Calif., May 6, 2014 -- ENER-CORE, Inc. (OTCQB: ENCR), today issued the following letter to its shareholders.

Dear Ener-Core Shareholders,

It has been almost ten months since Ener-Core, Inc. (“Ener-Core”) was launched as a stand-alone company into the public markets. I would like to take this opportunity to update you, our valued shareholders, on the achievements of the last year, the current status of the business and the significant opportunities that lie ahead.

Before I begin to address the business development, I would like to reiterate the substantial market potential that we believe exists for Ener-Core’s innovative products. In any given year, there are at least 65 Gigawatts of power potential that is “wasted” in the form of industrial gases that cannot be utilized to produce power with existing technologies. These are the very gases that we all witness being flared from industrial sites by companies in a multitude of industries. To put it into perspective, these waste gases represent enough power to provide electricity for over 70 million homes.

Ener-Core’s proprietary gradual oxidizer technology is unique in its ability to generate highly affordable electrical power from these waste gases and virtually eliminate emissions in the process. We have estimated the global market opportunity for our technology at approximately $75 billion. Moreover, Ener-Core’s products are compatible with existing turbines manufactured by several large global market leaders. Because of our unique ability to use waste gases as fuel, our products do not replace or compete with existing turbines. Rather, our products extend the operational capabilities of gas turbines, opening new untapped markets and significant growth opportunities for established turbine manufacturers.

Following the installation of our first commercial unit, we have witnessed a high degree of excitement and enthusiasm from prospective customers and partners. We believe this successful installation, along with the strong momentum of our sales progress, is indicative of an inflection point in the business, and that we will be closing sales orders with strategic customers in the near term.

As with any new technology, there are always a few pioneers in the global industry willing to gain an edge within their markets by being the first movers in purchasing game-changing technology systems for their operations.   In Ener-Core’s case, these are companies such as Attero in the Netherlands, which has recently installed the first commercial Ener-Core powerstation (planned for a formal inauguration in early June). Although Attero was the first, there are several first-movers out there. We are in advanced discussions with several more of these pioneering companies that plan to seize this opportunity to profit from their waste gases.

On April 8, 2014, we held an industry insider event to showcase our product, along with Attero, to approximately 70 industry experts. This was a significant milestone for us in that several of our target customers were able to see the unit operational as well as learn more about its capabilities.  This single event has generated a heightened level of interest in our product, enabling us to accelerate the existing commercial discussions, and to develop new commercial opportunities, all with momentum to close sales orders in the near term.  Our sales team remains intently focused on customer outreach and contract negotiations with companies in our target markets, including plastics manufacturers, steel mills, coal mines, oil & gas refineries, distilleries, ethanol producers and landfills.

In addition to our existing business development agreements, Ener-Core is in advanced discussions with a global first-tier turbine manufacturer to structure a license agreement that will enable them to fully integrate our gradual oxidizer with their turbine. The integrated product will allow them to sell their turbines into a wide range of new market applications that gas turbines cannot currently serve.   This resulting expansion of the product offering positions Ener-Core firmly into larger power applications including baseload electric grid applications.  One of our goals is to bring on one new turbine partner per year to extend our reach and maximize a market opportunity that is global in scope. This will ultimately allow for a full product suite from 250 Kilowatts up through 15 Megawatts.  Our partnership strategy is critical to commercialization, as it gives Ener-Core the ability to leverage our product with established, proven turbine companies with strong global brands and credibility in our target markets.  Many of the barriers to entry in the power industry are significantly reduced with such partnerships.

There are plenty of reasons for us to be optimistic about Ener-Core’s future. We currently have strong commercial momentum, getting us closer to closed commercial contracts and orders, which will be the springboard for successful market entry. The customers with whom we are currently in negotiations are large global companies that have the ability to deploy our units on a large scale after they install their first systems and validate the technology.

In addition to our progress toward commercialization, our intellectual property portfolio continues to grow. Ener-Core now has 13 patents granted across the globe, as compared to the two patents that had been granted at the end of 2013.

On the financial front, since our company became a public entity in July of 2013, we have raised approximately $11.0 million in debt and equity. The most recent transaction was on April 16, 2014, when we closed a $4.6 million financing. This financing was significant to Ener-Core, as it allowed us to shore up our balance sheet as well as provide the capital required to execute on our business plan. Equally significant is management’s commitment to run a lean operating budget with a view to cut costs wherever possible.

Our business is on a clear path to penetrate a wide range of markets with its revolutionary power generation technology. Customers are launching normal due diligence efforts, as they do prior to purchasing any industrial-scale power equipment, to get more acquainted with the operational specifications and reliability of our technology. This is evidenced by the Memorandum of Understanding that was recently signed in the Netherlands between Saudi Basic Industries Corporation (SABIC) and one of our global distributors, EECT-Turbomachinery. As more installations are successfully deployed, and as Ener-Core enters additional commercial licensing agreements with global turbine companies, the volume of sales opportunities will grow and the sales cycles will decrease due to the easing of technical due diligence steps.

I want to thank our shareholders for your continued support of Ener-Core, Inc. and trust that this letter provides an understanding of management’s approach to building the business, and reinforces your confidence in our future success.

I plan to continue to send out periodic updates on our progress and appreciate your support.

Sincerely,

Alain Castro, CEO

Forward−Looking Statements
 This letter contains a number of forward-looking statements.  Words, and variations of words such as "expect", "intend", "will", "anticipate", "believe", "propose" and similar expressions are intended to identify forward-looking statements.  Examples of forward-looking statements include, but are not limited to, our belief that we will enter into new commercial contracts and orders for our products within the next few months, our belief that we will close commercial licensing agreements with turbine companies in the future, and similar statements.  Forward-looking statements in this letter are based on information available to us as of the date of this letter.  Current expectations, forecasts and assumptions involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements.  Factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to our expectations regarding results of operations, our ability to expand our market penetration, our ability to expand our distribution channels, customer acceptance of our products, our ability to meet the expectations of our customers, product demand and revenue, cash flows, product gross margins, our expectations to continue to develop new products and enhance existing products, our expectations regarding the amount of our research and development expenses, our expectations relating to our selling, general and administrative expenses, our efforts to achieve additional operating efficiencies and to review and improve our business systems and cost structure, our expectations to continue investing in technology, resources and infrastructure, our expectations concerning the availability of products from suppliers and contract manufacturers, anticipated product costs and sales prices, our expectations that we have sufficient capital to meet our requirements for at least the next twelve months, and our expectations regarding materials and inventory management.  We caution you therefore that you should not rely on any of these forward-looking statements as statement of historical fact or as guarantees of future performance.  For further information regarding risks and uncertainties associated with Ener-Core's businesses, please also see the risks described in the section entitled "Forward Looking Statements", Item 1A, "Risk Factors" and elsewhere in Ener-Core's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the U.S. Securities and Exchange Commission on April 15, 2014 or in subsequently filed periodic, current or other reports.   These forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law.

For further information: John Heilshorn, LHA, 212-838-3777, JHeilshorn@lhai.com.